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                           CARAUSTAR INDUSTRIES, INC.
                     DIVERSIFIED -- PACKAGING -- SOLUTIONS

                                                                         [LOGO]


FOR IMMEDIATE RELEASE
MAY 10, 1999



                                          CONTACT:  H. Lee Thrash, III
                                                    Chief Financial Officer
                                                    (770) 948-3101



                  CARAUSTAR, TEMPLE-INLAND ANNOUNCE AGREEMENT
                                ON JOINT VENTURE



ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) and Temple-Inland Inc., have agreed to form a new company, Premier Boxboard Limited
(PBL) LLC, to own and operate Temple-Inland's containerboard mill in Newport, Indiana. The mill is currently operated by Inland Paperboard and Packaging, Inc. (Inland), a wholly owned subsidiary of Temple-Inland Inc. The agreement follows completion of a four-month joint engineering study to determine the feasibility of converting the Newport mill to production of a new, lightweight gypsum facing paper.

Beginning immediately, Temple-Inland and Caraustar will undertake a 14-month, $70 million project to modify the mill to produce the new gypsum paper. The mill also will maintain its current production capabilities for corrugating medium and linerboard.

In finalizing the agreement, Thomas V. Brown, president and chief executive officer, said, "The marriage between Caraustar and Temple-Inland Inc. in rebuilding the Newport mill, using the latest in multi-ply Fourdrinier technology, creates a premier product for the wallboard industry in a most timely and cost effective way. We look forward to a long and very successful relationship with Temple-Inland."

Inland chairman and CEO, William B. Howes, said, "The new venture will fit well with Temple-Inland's strategy to balance mill assets by lowering its containerboard capacity, thereby increasing its level of integration. Further," Howes added, "this project diversifies our product line, an important step in improving our return on investment."

Caraustar will manage the new company and market the gypsum facing paper and other non-containerboard products. Inland will continue to market containerboard produced at Newport.

Under the agreement, Premier Boxboard will retain the current Inland employees at the Newport mill. Other terms of the agreement were not disclosed.

This press release may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of

  Phone 770 - 948 - 3101     --     P. O. Box 115     --     Austell, GA 30168
               3100 Washington Street    --    Austell, GA 30106

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1934, that represent the company's expectations, anticipations or beliefs. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and the economy in general, the degree and nature of competition, demand for the company's products, changes in government regulations and the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov).

Temple-Inland Inc., based in Diboll, Texas, is a major manufacturer of paper, corrugated packaging and building products, with financial services operations in mortgage and consumer banking. Its common stock is traded on the New York and Pacific Exchanges under the symbol TIN.

Caraustar Industries, Inc., a packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and packaging products. The company has maintained its industry low-cost status through diversification and integration from raw materials to finished products. Caraustar is the only major producer of recycled boxboard products that serves all four of the principal markets: tubes, cores and cans; folding cartons; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products. Caraustar currently has 93 operations located in the United States, Canada, Mexico and the United Kingdom.

More information about Caraustar is available at http://www.caraustar.com - our new web site on the Internet.

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